UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    February 22, 2006 (February 17, 2006)

Allied Security Holdings LLC

(Exact Name of Registrant as Specified in Charter)

Commission File Number:    333-119127

Delaware	20-1379003
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3606 Horizon Drive, King of Prussia, PA 19406

(Address of Principal Executive Offices)
(Zip Code)

(610) 239-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 17, 2006, Albert J. Berger, the Chairman of Allied Security Holdings LLC (the "Company"), SpectaGuard Acquisition LLC, a wholly-owned subsidiary of the Company ("SpectaGuard Acquisition"), and SpectaGuard Holding Corporation, the Company's majority member ("SpectaGuard Holding"), entered into an amendment (the "Amendment") to the certain employment agreement by and among Mr. Berger, SpectaGuard Acquisition and SpectaGuard Holding dated as of February 19, 2003, as amended and restated on August 2, 2004 (the "Employment Agreement"). The Amendment modifies the payment terms applicable to a special payment payable to Mr. Berger in the approximate amount of $7.0 million (with a gross-up payment to the extent that the special payment is taxed at a rate higher than the highest federal capital gains rate) previously payable to Mr. Berger on February 19, 2006. Specifically, the Amendment modifies the timing of the payment such that $1.0 million of the special payment has been paid to Mr. Berger on February 17, 2006 and the balance of the special payment is payable on April 28, 2006 (in each instance, with a gross-up payment to the extent that the special payment is taxed at a rate higher than the highest federal capital gains rate). The foregoing is only a summary of certain terms of the Employment Agreement, filed as Exhibit 10.4 to the Company's Registration Statement on Form S-4 currently on file with the Securities and Exchange Commission, and the Amendment, which Amendment is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.    The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.

99.1	First Amendment to Amended and Restated Employment Agreement dated as of February 17, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 22, 2006

ALLIED SECURITY HOLDINGS LLC

By:	/s/ William A. Torzolini William A. Torzolini Chief Financial Officer (Principal Financial and Accounting Officer)